UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2006
R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions [(see General Instruction A.2. below)]:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations.
Item 1.01     Amendment to a Material Definitive Agreement.
As previously reported on Form 8-K, on May 17, 2006, the Compensation Committee of the Board of Directors of R. G. Barry Corporation (the “Company”) awarded restricted stock units (“RSUs”) to members of the Company’s senior management, including certain executive officers. The RSUs vest in full on the fifth anniversary of the award, but are subject to accelerated vesting in the first four years of the award if the Company meets certain annual performance goals.
The Company has recently changed it fiscal year end from the Saturday closest to December 31 to the Saturday closest to June 30. At the time the Company awarded the RSUs, the performance goals for accelerated vesting of the RSUs were based on the Company’s former fiscal year end. To conform these performance goals to the Company’s new fiscal year end, each member of the Company’s senior management, including its executive officers, executed an Amendment Notice and Consent Form (the “Amendment”), effective August 15, 2006, to provide for the Company’s change in fiscal year end.
The Company qualifies the foregoing description of the Amendment in its entirety by reference to the form of Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits.
Item 9.01    Financial Statements and Exhibits.
(a) — (c) Not applicable.
(d) Exhibits:

Exhibit No.	Description

10.1	Form of Amendment Notice and Consent Form

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
August 18, 2006	By:	/s/ Daniel D. Viren Daniel D. Viren Senior Vice President — Finance, Chief Financial Officer and Secretary

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